UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023 (November 23, 2023)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On November 23, 2023 the Board of Directors (including the independent members of the Board of Directors) of Singlepoint Inc. (the “Company”) awarded a bonus of shares of Class A Convertible Preferred Stock to certain officers of the Company as follows: 325,000 shares of Class A Convertible Preferred Stock to the Wil Ralston (Chief Executive Officer of the Company, Total Voting Power Beneficially Owned is 30.58%); 275,000 shares of Class A Convertible Preferred Stock to Corey Lambrecht (President of the Company, Total Voting Power Beneficially Owned is 25.50%); 225,000 shares of Class A Convertible Preferred Stock to Barney Monte (Executive Vice President - Business Development/Finance of the Company, Total Voting Power Beneficially Owned is 20.19%), and 175,000 shares of Class A Convertible Preferred Stock to Chad Miles (Executive Vice President - Operations of the Company, Total Voting Power Beneficially Owned is 15.98%). All individuals have waived rights to transferability and conversion for 12 months.

The aforementioned shares of Class A Convertible Preferred Stock were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The issuance was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid and the holders are all accredited or otherwise sophisticated parties.

Item 5.01 Changes in Control of Registrant.

Responsive information to this item is set forth in Item 3.02 of this Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Responsive information to this item is set forth in Item 3.02 of this Report.

The Board has approved a bonus to issue certain key personnel up to an aggregate total of 1.5 million, in no event shall the issuance exceed 19.9% shares of the then outstanding shares of common stock in connection with a successful uplisting to a national exchange.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2023 the Company filed with the State of Nevada an Amended Certificate of Designation for its Class A Convertible Preferred Stock of the Company which provided for: (i) a reduction in the conversion ratio such that each ten (10) shares of Class A Convertible Preferred Stock be convertible into one (1) share of common stock of the Corporation, and (ii) removal of preferred distribution rights for the Class A Convertible Preferred Stock.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Amended Certificate of Designation for its Class A Convertible Preferred Stock attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an Exhibit:

Exhibit	Description
3.1	Amended Certificate of Designation For Class A Convertible Preferred Stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: December 1, 2023	By:	/s/ William Ralston
William Ralston
Chief Executive Officer

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